8-A12G 1 form8a.htm REGISTRATION OF A CLASS OF SECURITIES - FORM 8-A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CALIBERT EXPLORATIONS, LTD.
(Exact name of registrant as specified in its charter)

NEVADA (State of incorporation or organization)	Applied for (IRS Employer Identification Number)

                                                Calibert Explorations, Ltd.
                                               3246 D’Herelle Street

                                                Montreal Quebec,

                                                Canada H1Z 2B

(Address of principal executive offices)

Title of each class to be so registered NOT APPLICABLE	Name of each exchange on which each class is to be registered NOT APPLICABLE

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) check the following box. [X]

Securities Act registration statement file number to which this form relates:   333-151524

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001
(Title of class)

Item 1. Description of Registrant's Securities to be Registered.

The description of securities contained in Registrant's Registration Statement on Form    S-1, as amended, filed with the commission (File No. 333-151524) is incorporated by reference into this registration statement.

Item 2. Exhibits.

Exhibit Number	Description
3.1	Articles of Incorporation *
3.2	By-Laws *

(*) Incorporated herein by reference to the exhibits of the same number in Registrant's Registration Statement on Form S-1, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CALIBERT EXPLORATIONS, LTD.
(Registrant)

Dated: July 22, 2008

By:

/s/ Andre Benard

Andre Benard

President, Secretary, Treasurer,                                                                                Principal Financial Officer,                                                                                       Principal Accounting Officer and Director